UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 19, 2003

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One High Ridge Park, Stamford, Connecticut 06905
(Address of principal executive offices)

(203) 461-7400
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

In connection with a proposed filing on a Registration Statement on Form S-3 of a shelf registration covering $500 million of long-term debt, the company is filing pro forma financial information of the company for the year ended December 31, 2002. The merger of The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco") to form MeadWestvaco Corporation ("MeadWestvaco" or the "company") was completed on January 29, 2002.  For accounting purposes, the merger was treated as an acquisition of Mead by Westvaco.  Therefore, the historical financial statements of MeadWestvaco are the consolidated historical financial statements of Westvaco.  The unaudited pro forma financial  information presents, under the purchase method of accounting, unaudited pro forma combined statements of operations for the year ended December 31, 2002 as if the business combination between Westvaco and Mead had been completed on January 1, 2002.  The information set forth below should be read in conjunction with the audited financial statements of MeadWestvaco included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 3, 2003.  The unaudited pro forma combined financial data is included only for the purpose of illustration, and does not necessarily indicate what the operating results would have been had the business combination between Westvaco and Mead been completed on the date indicated.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	Pro Forma Financial Information

Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2002
Notes to Pro Forma Combined Statements of Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By /s/_John J. Carrara
         John J. Carrara
         Assistant Secretary

         Date: March 19, 2003

	EXHIBIT INDEX	Page No.

Exhibit 99	Pro Forma Financial Information
Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2002
Notes to Pro Forma Combined Statements of Operations